EXHIBIT 99.1

FOR IMMEDIATE RELEASE

News Release	News Release	News Release	News Release

Media Contact:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832

Investors/Analysts Contacts:
Edmund Reese, edmund.reese@aexp.com, +1.212.640.5574
Melanie L. Michel, melanie.l.michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS FIRST-QUARTER EARNINGS PER SHARE OF $1.80,
ADJUSTED EPS OF $2.011

REVENUE GROWTH REFLECTS HIGHER CARD MEMBER SPENDING, LOANS AND CARD FEES

COMPANY AFFIRMS 2019 OUTLOOK

(Millions, except percentages and per share amounts)

	Quarters Ended March 31,
	2019	2018	Percentage Inc/(Dec)
Total Revenues Net of Interest Expense	$10,364	$9,718	7
Net Income	$1,550	$1,634	(5)
Diluted Earnings Per Common Share[2]	$1.80	$1.86	(3)
Adjusted Diluted Earnings Per Common Share[1]	$2.01	$1.86	8
Average Diluted Common Shares Outstanding	843	861	(2)

New York – April 18, 2019 - American Express Company (NYSE: AXP) today reported first-quarter net income of $1,550 million or $1.80 per share, compared with net income of $1,634 million or $1.86 per share a year ago.

First-quarter earnings per share of $1.80 included an addition to legal reserves of $0.21 per share related to a merchant litigation that has now been resolved.  Excluding that litigation-related charge, adjusted earnings per share for the quarter was $2.01.1

First-quarter consolidated total revenues net of interest expense were $10.4 billion, up 7 percent from $9.7 billion a year ago.  Excluding the impact of foreign exchange rates, adjusted revenues net of interest expense grew 9 percent.3 The increases were broad-based and reflected higher Card Member spending, loan volumes and fee income.

Consolidated provisions for losses were $809 million, up 4 percent from $775 million a year ago. The increase reflected continued growth in the loan and receivable portfolios and higher net lending write-offs, partially offset by a smaller reserve build compared to a year ago.

Consolidated expenses were $7.6 billion, up 11 percent from $6.9 billion a year ago.  The increase reflected, in part, higher customer engagement costs.  Operating expenses were up 10 percent from a year ago,4 primarily driven by the litigation-related charge.

The consolidated effective tax rate was 20.8 percent, down from 21.5 percent a year ago.

"With FX-adjusted revenues up 9 percent we are off to a solid start in 2019," said Stephen J. Squeri, chairman and chief executive officer.  "This growth was broad based and well-balanced across spend, lend and fee revenues, reflecting the benefits of our integrated business model.

"We continued to expand our merchant network and added 3.1 million new proprietary cards in the quarter driven primarily by our digital acquisition initiatives.  Billings growth remained solid across customer segments and geographies, with strong performance internationally, especially among consumers, small and mid-sized business customers.  Loan growth continued to be strong, and credit quality remained at industry-leading levels.

"During the quarter, we signed an extension of our partnership with Delta Air Lines that will take us to 2030. Delta is our largest cobrand partnership, and it's one of the most valuable portfolios in the industry. Spending on our Delta cobrand products has grown by double digits annually for the past several years, and together we've acquired more than 1 million new accounts in each of the past two years. The partnership contributes significant revenue and earnings to both companies and, from a customer and shareholder perspective, we feel great about the opportunity it represents.
"We are affirming our revenue and EPS guidance for the full year.5
"Looking ahead, we continue to see a number of attractive growth opportunities across our businesses, and we're going to invest to take advantage of those opportunities in order to drive revenue growth over the moderate to longer term."

Global Consumer Services Group reported first-quarter net income of $821 million, down 1 percent from $826 million a year ago.

Total revenues net of interest expense were $5.6 billion, up 9 percent from $5.1 billion a year ago. The rise primarily reflected higher loan volumes, Card Member spending and fee income.

Provisions for losses totaled $552 million, up 4 percent from $530 million a year ago. The rise primarily reflected continued growth in the loan portfolio and higher net lending write-offs, partially offset by a smaller reserve build compared to a year ago.

Total expenses were $4.0 billion, up 12 percent from $3.5 billion a year ago.  The increase was primarily driven by higher customer engagement costs.

The effective tax rate was 21 percent, unchanged from a year ago.

Global Commercial Services reported first-quarter net income of $586 million, up 7 percent from $546 million a year ago.

Total revenues net of interest expense were $3.2 billion, up 6 percent from $3.0 billion a year ago. The increase primarily reflected higher Card Member spending.

Provisions for losses totaled $254 million, up 6 percent from $240 million a year ago.

Total expenses were $2.2 billion, up 7 percent from $2.1 billion a year ago. The rise primarily reflected higher marketing and business development costs and increased operating expenses.

The effective tax rate was 21 percent, down from 23 percent a year ago.

Global Merchant and Network Services reported first-quarter net income of $631 million, up 22 percent from $516 million a year ago.

Total revenues net of interest expense were $1.6 billion, unchanged from a year ago.

Total expenses were $787 million, down 11 percent from $887 million a year ago, primarily due to a charge related to the sale of the company's prepaid operations in the prior year.

The effective tax rate was 25 percent, down from 27 percent a year ago.

Corporate and Other reported first-quarter net loss of $489 million, compared with a net loss of $254 million a year ago, primarily reflecting the impact of the litigation-related charge mentioned earlier.

______________________________
Notes:

[1]
Adjusted diluted earnings per common share (EPS), a non-GAAP measure, excludes the impact of a litigation-related charge in Q1 '19. Management believes adjusted EPS is useful in evaluating the ongoing operating performance of the company. See Appendix I for a reconciliation to EPS on a GAAP basis.

[2]
Earnings per common share – diluted was reduced by the impact of (i) earnings allocated to participating share awards and other items of $11 million and $13 million for the three months ended March 31, 2019 and 2018, respectively, and (ii) dividends on preferred shares of $21 million for both the three months ended March 31, 2019 and 2018.

[3]
As reported in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2019 apply to the period(s) against which such results are being compared). Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

[4]	Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, and other expenses.
[5]	The company's 2019 revenue growth guidance remains 8-10 percent. The company's 2019 EPS guidance on a GAAP basis, which includes the impact of a litigation-related charge in Q1'19, is between $7.64 and $8.14. The 2019 adjusted EPS guidance, a non-GAAP measure, remains between $7.85 and $8.35. See Appendix I for a reconciliation. Management believes the presentation of adjusted EPS guidance is useful in evaluating the ongoing operating performance of the company.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.

This earnings release should be read in conjunction with the company's statistical tables for the first-quarter 2019, available on the American Express website at http://ir.americanexpress.com and in a Form 8-K filed today with the Securities and Exchange Commission.

An investor conference call will be held at 8:30 a.m. (ET) today to discuss first-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address American Express Company's current expectations regarding business and financial performance, including management's outlook for 2019, among other matters, contain words such as "expect," "anticipate," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•
the company's ability to achieve its 2019 earnings per common share outlook, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations, the company's ability to control operating expense growth and generate operating leverage, and the company's ability to continue executing its share repurchase program; any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: issues impacting brand perceptions and the company's reputation; the impact of any future contingencies, including, but not limited to, restructurings, impairments, changes in reserves, legal costs, the imposition of fines or civil money penalties and increases in Card Member reimbursements; the amount and efficacy of investments in customer engagement; changes in interest rates beyond current expectations (including the impact of hedge ineffectiveness and deposit rate increases); a greater impact from new or renegotiated cobrand agreements than expected, which could be affected by spending volumes and customer acquisition; and the impact of regulation and litigation, which could affect the profitability of the company's business activities, limit the company's ability to pursue business opportunities, require changes to business practices or alter the company's relationships with partners, merchants and Card Members;

•
the ability of the company to achieve its 2019 revenue growth outlook, which could be impacted by, among other things, weakening economic conditions in the United States or internationally, a decline in consumer confidence impacting the willingness and ability of Card Members to sustain and grow spending and revolve balances, growth in Card Member loans and the yield on Card Member loans not remaining consistent with current expectations, the average discount rate changing by a greater amount than expected, the strengthening of the U.S. dollar beyond expectations, the willingness of Card Members to pay higher card fees, lower spending on new cards acquired than estimated, and the company's inability to address competitive pressures and implement its strategies and business initiatives, including within the premium consumer segment, commercial payments, the global network and digital environment;

•
changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices charged to merchants that accept American Express cards, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;

•
the company's delinquency and write-off rates and growth of provisions for losses being higher or lower than current expectations, which will depend in part on changes in the level of loan and receivable balances and delinquencies generally as well as in macroeconomic factors, the mix of balances, newer vintages and balance transfers, loans and receivables related to new Card Members and other borrowers performing as expected, credit performance of new and enhanced lending products, unemployment rates, the volume of bankruptcies, collections capabilities and recoveries of previously written-off loans and receivables

•
the company's ability to continue to grow loans, which may be affected by increasing competition, brand perceptions and reputation, the company's ability to manage risk, the behavior of Card Members and their actual spending and borrowing patterns, and the company's ability to issue new and enhanced card products, offer attractive non-card lending products, capture a greater share of existing Card Members' spending and borrowings, reduce Card Member attrition and attract new customers;

•
the company's rewards expense and cost of Card Member services growing inconsistently from expectations, which will depend in part on Card Member behavior as it relates to their spending patterns, including the level of spend in bonus categories, and their redemption of rewards and offers, as well as the degree of interest of Card Members in the value proposition offered by the company; increasing competition, which could result in additional benefits and services and greater rewards offerings; the company's ability to enhance card products and services to make them attractive to Card Members; and the pace and cost of the expansion of the company's global lounge collection;

•
the actual amount to be spent on marketing and business development, as well as the timing of any such spending, which will be based in part on management's assessment of competitive opportunities; overall business performance, corporate and GNS billings and changes in macroeconomic conditions; costs related to advertising and Card Member acquisition; the company's ability to continue to shift Card Member acquisition to digital channels; contractual obligations with business partners and other fixed costs and commitments, including as a result of partnership renegotiations; management's ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities; and the company's ability to realize efficiencies, optimize investment spending and control expenses to fund such spending;

•
the company's ability to control operating expense growth, which could be impacted by increases in costs, such as cyber, fraud or compliance expenses or consulting, legal and other professional fees, including as a result of increased litigation or internal and regulatory reviews; higher than expected employee levels; an inability to innovate efficient channels of customer interactions, such as chat supported by artificial intelligence, or customer acquisition; the impact of changes in foreign currency exchange rates on costs; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; management's decision to increase or decrease spending in such areas as technology, business and product development and sales forces; greater-than-expected inflation; and the level of M&A activity and related expenses;

•
the company's ability to realize the benefits from its strategic partnerships, including Delta Air Lines, which is dependent in part on the ability of the companies to collaborate, develop and market value propositions that appeal to Card Members and new customers and offer attractive services and rewards programs, which will depend in part on the competitive environment, brand perceptions, ongoing investments, new product innovation and development, Card Member acquisition efforts and enrollment processes, and infrastructure to support new products, services and benefits;

•
the company's ability to grow Personal Savings deposits consistent with expectations, including as a result of market demand, changes in benchmark interest rates or regulatory restrictions on the company's ability to obtain deposit funding or offer competitive interest rates, which could affect the company's net interest yield and ability to fund its businesses;

•
a failure in or breach of the company's operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;

•
legal and regulatory developments, which could require the company to make fundamental changes to many of its business practices, including its ability to continue certain cobrand and agent relationships in their current form in the EU; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations, or ability to pay dividends or repurchase stock; or result in harm to the American Express brand; and

•
factors beyond the company's control such as changes in global economic and business conditions, consumer and business spending generally, the availability and cost of capital, unemployment rates, geopolitical conditions, Brexit, trade policies, foreign currency rates and interest rates, as well as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics or terrorism, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company and its results of operations or disrupt the company's global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in American Express Company's Annual Report on Form 10-K for the year ended December 31, 2018, the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and the company's other reports filed with the Securities and Exchange Commission.

American Express Company
Appendix I
Reconciliations of Adjustments
	Q1'19	Q1'18	Percentage Inc/(Dec)
Diluted earnings per common share	$1.80	$1.86	(3)
Litigation-related charge (pre-tax)	0.27	—
Tax impact of litigation-related charge	(0.06)	—
Net Impact of Q1'19 litigation-related charge	0.21	—
Adjusted diluted earnings per common share	$2.01	$1.86	8

	2019 EPS Range
GAAP EPS Outlook	$7.64	$8.14
Litigation-related charge (pre-tax)	0.27	0.27
Tax impact of litigation-related charge	(0.06)	(0.06)
Net Impact of Q1'19 litigation-related charge	0.21	0.21
Adjusted EPS Outlook	$7.85	$8.35